Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

FOR IMMEDIATE RELEASE

OmniComm Systems, Inc. Reports Financial Results for the Quarter Ended March 31, 2016

Q1 2016 Total Revenue, Gross Margin and Operating Income all improve year over year

Fort Lauderdale, FL, May 17, 2016 - OmniComm Systems, Inc. (“OmniComm”) (OTCQX: OMCM), a global leading provider of clinical data management technology, today announced its financial results for the quarter ended March 31, 2016.

Quarter Ended March 31, 2016 Financial Highlights

Total revenue for the quarter ended March 31, 2016 was $5.2 million compared to total revenue of $4.8 million for the quarter ended March 31, 2015, a 7% year over year increase. The increase in total revenue was driven by growth from both new and existing clients.

“We are pleased to see the progress of our ongoing efforts to improve our financial performance,” said Cornelis Wit, OmniComm’s CEO and Director. “This success is the result of our drive to continuously improve our products through the addition of functionality that enables our clients to better manage their clinical trials.”

Gross margin increased by $500K or 14% to $4.0 million for the quarter ended March 31, 2016 as compared to $3.5 million for the quarter ended March 31, 2015. Gross margin as a percentage of total revenue improved to 77% for the first quarter of 2016 as compared to 72% for the first quarter of 2015.

For the quarter ended March 31, 2016, OmniComm reported operating income of $174K, an improvement of $656K year over year when compared to an operating loss of $482K for the first quarter of 2015.

“I am pleased with the financial results for the first quarter of 2016,” stated Tom Vickers, OmniComm’s CFO. “We are continuing to see the improvements in our performance that are the result of our efforts to grow top line revenue through the acquisition of business from both new and existing clients while maintaining our focus on cost containment.”

This selected financial information should be read in conjunction with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as well as the consolidated financial statements and notes thereto included in OmniComm’s Annual Report on Form 10-K for the year ended December 31, 2015 that have been filed with the Securities and Exchange Commission (“SEC”). This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the OmniComm's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section in OmniComm’s public reports filed with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2015. OmniComm's future results may also be impacted by other risk factors listed from time to time in its SEC public report filings, including, but not limited to, OmniComm's Quarterly Report on Form 10-Q and its Annual Report on Form 10-K.

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden Netherlands	Tokyo Japan

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

About OmniComm Systems, Inc.
OmniComm Systems, Inc. is a leading strategic software solutions provider to the life sciences industry. OmniComm is dedicated to helping the world’s pharmaceutical, biotechnology, contract research organizations, diagnostic and device firms, and academic medical centers maximize the value of their clinical research investments. Through the use of innovative and progressive technologies these organizations drive efficiency in clinical development, better manage their risks, ensure regulatory compliance and manage their clinical operations performance. OmniComm provides comprehensive solutions for clinical research with an extensive global experience from over 4,000 clinical trials. For more information, visit www.omnicomm.com.

Trademarks
OmniComm, TrialMaster, TrialOne, and Promasys are registered trademarks of OmniComm Systems, Inc.

Contact Info

Dennis Constantinou
OmniComm Systems, Inc.
+1.954.473.1254
dconstantinou@omnicomm.com

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden Netherlands	Tokyo Japan